Exhibit 10.1

AMENDMENT NO. 2
TO
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
KITE REALTY GROUP, L.P.

This Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P. (this “Amendment”) is made as of March 12, 2012 by Kite Realty Group Trust, a Maryland real estate investment trust, as sole general partner (the “Company”) of Kite Realty Group, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the Company in the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P., dated as of August 16, 2004 (the “Partnership Agreement”), for the purpose of issuing additional Partnership Units in the form of Series A Preferred Partnership Units. Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, a Pricing Committee of the Board of Trustees (the “Board”) of the Company adopted resolutions on November 30, 2010 classifying and designating 2,990,000 Preferred Shares (as defined in the Articles of Amendment and Restatement of Declaration of Trust of the Company (the “Declaration of Trust”) as Series A Preferred Shares;

WHEREAS, the Company filed Articles Supplementary to the Declaration of Trust with the State Department of Assessments and Taxation of Maryland, effective on December 7, 2010 (the “Original Articles Supplementary”), establishing the Series A Preferred Shares, with such preferences, rights, powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Original Articles Supplementary, and classifying and establishing 2,990,000 preferred shares of beneficial interest, $0.01 par value per share, of the Company as Series A Preferred Shares;

WHEREAS, on December 7, 2010, the Company amended the Partnership Agreement to create Partnership Units in the form of Series A Preferred Partnership Units having designations, preferences and other rights which are substantially the same as the economic rights of the Series A Preferred Shares, and classifying and designating 2,990,000 Partnership Units as Series A Preferred Partnership Units;

WHEREAS, on December 7, 2010, the Company issued 2,600,000 Series A Preferred Shares, and on December 28, 2010, the Company issued an additional 200,000 Series A Preferred Shares (in connection with the partial exercise of the underwriters’ overallotment option);

WHEREAS, a Pricing Committee of the Board, by resolution approved at a meeting held on March 7, 2012, classified and designated an additional 1,190,000 Preferred Shares (as defined in the Declaration of Trust) as Series A Preferred Shares;

WHEREAS, on March 9, 2012, the Company filed Articles Supplementary to the Declaration of Trust with the State Department of Assessments and Taxation of Maryland, effective on March 12, 2012, classifying and establishing an additional 1,190,000 Preferred Shares as Series A Preferred Shares;

WHEREAS, on March 12, 2012, the Company issued 1,300,000 additional Series A Preferred Shares and, as of the date hereof, the Company is authorized to issue an additional 80,000 Series A Preferred Shares; and, pursuant to Article IV of the Partnership Agreement, the Company will contribute the proceeds of the issuance and sale of such Series A Preferred Shares to the Partnership in exchange for an equal number of Series A Preferred Partnership Units; and

WHEREAS, the Company has determined that, in connection with the issuance of the additional Series A Preferred Shares, it is necessary and desirable to amend the Partnership Agreement to classify and designate additional Partnership Units as Series A Preferred Partnership Units.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Partnership Agreement is hereby amended as follows:

1.             Exhibit F to the Partnership Agreement is hereby amended by deleting Section A thereof and replacing such Section with the following new Section A:

“A.          Designation and Number.  A series of Preferred Partnership Units, designated as Series A Preferred Partnership Units, is hereby established. The number of Series A Preferred Partnership Units shall be 4,180,000.”

2.             In accordance with Section 4.2 of the Partnership Agreement, set forth in Exhibit F, as amended hereby, are the terms and conditions of the additional Series A Preferred Partnership Units hereby established and issued to the Company in consideration of its contribution to the Partnership of the proceeds of the issuance and sale of the additional shares of Series A Preferred Shares by the Company. The Partnership Agreement is amended to replace Exhibit A thereto with a revised Exhibit A to reflect the issuance of the additional Series A Preferred Partnership Units.

3.             Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the Company hereby ratifies and confirms.

4.             This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

5.             If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Signature Page to Amendment No. 2 to the Amended and Restated Agreement

of Limited Partnership of Kite Realty Group, L.P., follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

KITE REALTY GROUP TRUST As sole general partner of Kite Realty Group, L.P.

By:	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 2 to the Amended and Restated Agreement

of Limited Partnership of Kite Realty Group, L.P.]